EXHIBIT 4.3

October 30, 2014

Applied Industrial Technologies, Inc.
One Applied Plaza
Cleveland, Ohio 44115

Re:	Amendment to Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Private Shelf Agreement dated as of November 27, 1996 (as amended by that certain letter amendment dated as of January 30, 1998, that certain letter agreement dated as of November 5, 1998, that certain letter amendment dated as of October 24, 2000, that certain letter amendment dated as of November 14, 2003, that certain letter amendment dated as of February 25, 2004, that certain letter amendment dated as of March 30, 2007, that certain letter amendment dated as of February 16, 2010 and that certain letter amendment dated as of February 4, 2013, the “Agreement”) between Applied Industrial Technologies, Inc., an Ohio corporation formerly known as Bearings, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), and each other Prudential Affiliate which has become or becomes a party thereto, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Agreement, the parties hereto agree as follows:
SECTION 1.    Amendment. From and after the date this letter becomes effective in accordance with its terms, the Agreement is amended as follows:
1.1    The cover page to the Agreement is hereby amended to delete in its entirety the amount “$150,000,000” appearing thereon.

1.2    Paragraph 1 of the Agreement is each hereby amended to delete in its entirety the amount “$150,000,000” appearing therein and to insert “$270,000,000” in lieu thereof.

1.3    Paragraph 2B of the Agreement is amended to delete in its entirety clause (i) thereof and to substitute therefore the following: “(i) October 30, 2017 and”.

1.4    Paragraph 8 of the Agreement is hereby amended by inserting a new paragraph 8P at the end thereof which shall read as follows:

“8P.    Foreign Assets Control Regulations, Etc.
(1)    Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(2)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(3)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (2) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (3) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(4)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.”
1.5    Clauses (iv) and (v) of paragraph 9B of the Agreement are amended and restated in their entirety to read as follows:

“(iv)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or
(v)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or”
1.6    Paragraph 10A of the Agreement is amended by amending and restating the following definitions contained therein:

“Designated Spread” shall mean (i) 0% with respect to the Series A Notes, (ii) 0.50% with respect to the Series B Notes and Series C Notes and (iii) unless otherwise specified in the Confirmation of Acceptance with respect thereto, 0.50% for any other Series of Notes.
“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the ask-side yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.
1.7    Paragraph 10B of the Agreement is amended by amending and restating the definition of “Blocked Person” contained therein to read as follows:

“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity,

organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).
1.8    Paragraph 10B of the Agreement is amended to add the following new definitions in the proper alphabetical order:

“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“CISADA” shall mean the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Governmental Authority” shall mean
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Series C Notes” shall mean the 3.19% Series C Senior Notes executed by the Company pursuant to this Agreement in the original aggregate principal amount of $120,000,000 and due July 1, 2022.
“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
1.9    Paragraph 11H of the Agreement is amended to add the following paragraph at the end thereof:

“In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, Prudential, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11H, this paragraph 11H shall not be amended thereby and, as between Prudential, such Purchaser or such holder and the Company, this paragraph 11H shall supersede any such other confidentiality undertaking.”
1.10    The Company and Prudential expressly agree and acknowledge that as of the date hereof the Available Facility Amount is $50,000,000. For avoidance of doubt, for the purposes of the Agreement, as of October 30, 2014, the Company’s 3.21% Series D Senior Notes due October 31, 2023 to be in the original aggregate principal amount of $50,000,000, with respect to which the Company accepted an interest rate quote on October 22, 2014, constitute Accepted Notes not yet purchased or sold hereunder. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE PRIVATE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO THE SPECIFIC PURCHASES OF PRIVATE SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

SECTION 2.    Representations and Warranties. The Company and each Subsidiary party hereto hereby represents and warrants to Prudential and each holder of Notes that: (a) the execution and delivery of this letter has been duly authorized by all necessary corporate or limited liability company, as applicable, action on behalf of the Company and each such Subsidiary and this letter has been duly executed and delivered by a duly authorized officer of the Company and each such Subsidiary, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, (b) each representation and warranty set forth in paragraph 8 of the Agreement and Section 6 of the Guaranty of Payment of Debt is true and correct as of the date of the execution and delivery of this letter by the Company and each such Subsidiary with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (c) no Default or Event of Default exists under the Agreement as of the date hereof.
SECTION 3. Conditions Precedent. The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:

3.1    Documents. Prudential and each holder of a Note shall have received counterparts of this letter executed by the Company, each Subsidiary party to a Guaranty of Payment of Debt, Prudential and the Required Holder(s).

3.2    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter shall be satisfactory to the Required Holder(s), and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
SECTION 4.    Reference to and Effect on Note Agreement and Notes; Ratification of Documents. Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Agreement in any Note, the Guaranty of Payment of Debt or any document relating to the Agreement shall mean and be a reference to the Agreement, as modified by this letter. Except as specifically set forth in Section 1 hereof, the Agreement, the Notes, the Guaranty of Payment of Debt and each other document relating thereto shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Agreement, any Note, the Guaranty of Payment of Debt or any other document relating thereto, (b) operate as a waiver of any right, power or remedy of Prudential or any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Agreement, any Note, the Guaranty of Payment of Debt or any other document relating thereto at any time. The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Agreement in the future, whether or not under similar circumstances.

SECTION 5.    Confirmation of Guarantees. By its signature below, each Subsidiary party to a Guaranty of Payment of Debt agrees and consents to the terms and provisions of this letter and agrees that its Guaranty of Payment of Debt shall remain in full force and effect and is hereby ratified and confirmed in all respects after giving effect to this letter.

SECTION 6. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 7. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By: /s/ Joshua Shipley
Vice President

PAR U HARTFORD LIFE & ANNUITY
COMFORT TRUST
PAR U HARTFORD LIFE INSURANCE
COMFORT TRUST

By:    Prudential Arizona Reinsurance Universal Company (as Grantor)

By:    Prudential Investment Management, Inc. (as Investment Manager)

By: /s/ Joshua Shipley
Name: Joshua Shipley
Title: Vice President

WILLIAM PENN LIFE INSURANCE
  COMPANY OF NEW YORK
FARMERS NEW WORLD LIFE INSURANCE
COMPANY
GLOBE LIFE AND ACCIDENT INSURANCE
COMPANY
LIBERTY NATIONAL LIFE INSURANCE
COMPANY
FAMILY HERITAGE LIFE INSURANCE
  COMPANY OF AMERICA
MTL INSURANCE company

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Joshua Shipley
Vice President

PRIVATE PLACEMENT TRUST
INVESTORS, LLC

By:    Prudential Private Placement Investors,
L.P. (as Managing Member)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Joshua Shipley
Vice President

Agreed and Accepted:

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: /s/ Mark O. Eisele
Name: Mark O. Eisele
Title: Vice President

Consented to:

APPLIED INDUSTRIAL TECHNOLOGIES-CA LLC
APPLIED INDUSTRIAL TECHNOLOGIES-DIXIE, INC.
APPLIED INDUSTRIAL TECHNOLOGIES-PA LLC
AIR- HYDRAULIC SYSTEMS, INC.
ESI ACQUISITION CORPORATION
BEARINGS PAN AMERICAN, INC.
BEARINGS SALES AND SERVICES INC.
AIR DRAULICS ENGINEERING CO.
APPLIED INDUSTRIAL TECHONOLOGIES-CAPITAL INC.
SPENCER FLUID POWER, INC.
APPLIED FLUID POWER HOLDINGS, LLC
BAY ADVANCED TECHNOLOGIES, LLC
CAROLINA FLUID COMPONENTS, LLC
DTS FLUID POWER, LLC
HYDROAIR HUGHES, LLC
FLUIDTECH, LLC
POWER SYSTEMS, LLC
A&H FLUID TECHNOLOGIES, INC.
APPLIED MAINTENANCE SUPPLIES & SOLUTIONS, LLC
AIT INTERNATIONAL, INC.
APPLIED US, L.P.
APPLIED INDUSTRIAL TECHNOLOGIES - PACIFIC LLC
APPLIED CANADA HOLDINGS, ULC
APPLIED LUXEMBOURG S.À.R.L.
APPLIED NORTHERN HOLDINGS, ULC
APPLIED NOVA SCOTIA COMPANY
KNOX OIL FIELD SUPPLY, INC.
RELIANCE INDUSTRIAL PRODUCTS USA, LTD.

By: /s/ Mark O. Eisele
Name: Mark O. Eisele
Title: Vice President